Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

____________, 2014

CONFIDENTIAL

Sunrise Securities Corp.,
As Representative of the several Placement Agents named on Schedule 1 attached hereto
600 Lexington Avenue, 23rd Floor
New York, NY 10022

Ladies and Gentlemen:

DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), agrees to issue and sell registered securities of the Company, consisting of up to [_____] shares (the “Shares” or the “Securities”), of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $[________] per share.

Subject to the terms and conditions of this Placement Agency Agreement (the “Agreement”), Sunrise Securities Corp. (“Sunrise” or the “Representative”) and the other placement agents named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other placement agents being collectively called the “Placement Agents” or, individually, a “Placement Agent”) shall serve as the exclusive placement agents for the Company, on a “best efforts” basis, in connection with the proposed offering of the Securities (the “Placement”) under the Registration Statement (as defined below).  The terms of such Placement shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or creates an obligation for the Company to issue any Securities or complete the Placement.  This Agreement and the documents executed delivered by the Company to the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents”).

The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agents to purchase any of the Securities and does not ensure the successful placement of the Securities or any portion thereof, or the success of the Placement Agents with respect to securing any other financing on behalf of the Company.  The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.

Section 1. Compensation and Other Fees.  In addition to the fees described in Section 7 herein, as compensation for the services provided by the Placement Agents hereunder, the Company agrees to pay to the Representative on each applicable Closing Date a commission equal to 7.00% times the aggregate gross proceeds raised in the Placement on the applicable Closing Date from Purchasers originally introduced to the Company by the Placement Agents, in such proportions as determined by the Representative; provided, however, that the Placement Agents shall not receive compensation for gross proceeds raised from Purchasers participating in the Placement and originally introduced to the Company by any officers, directors or other affiliates of the Company.

Section 2. Registration Statement and Prospectus.  The Company represents and warrants to, and agrees with, the Placement Agents as of the Time of Sale (as defined below), as of any Closing Date, as follows:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration File No. File No. 333-193965) (the "Registration Statement"), under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on [__________], 2014, for the registration under the Securities Act of the Securities.  If the Company files a registration statement with the Commission pursuant to Rule 462(b) under the rules of the Securities Act relating to the Securities, then after such filing, any reference herein to the Registration Statement shall also been deemed to include such registration statement filed pursuant to Rule 462(b).  “Preliminary Prospectus” refers to any preliminary prospectus related to the Registration Statement, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement.  The form of the final prospectus dated the effective date of the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Securities Act filed with the Commission pursuant to Rule 424 of the Securities Act (the “Rule 430A Information”)), is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale”, as used in the Act, means [____] [p.m.], New York City time, on the date of this Agreement.   Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, dated [______], 2014, for distribution by the Placement Agents (the “Statutory Prospectus”).

Any reference in this Agreement to the Registration Statement shall be deemed to refer to and include the appendixes to the Registration Statement and the documents incorporated by reference therein (the “Incorporated Documents”) including those which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Rules and Regulations”), on or before the date of this Agreement. Any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement.

No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.  For purposes of this Agreement, the term “knowledge” as used in this Agreement with respect to the Company shall mean actual knowledge of the Company’s officers and directors after due and reasonable inquiry.

(b)            The Registration Statement (and any further documents to be filed with the Commission in connection with the Placement) contains or will contain, as applicable, all exhibits and schedules as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”).  The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Securities Act Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of its date and each Closing Date, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Time of Sale, the Statutory Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  Except with respect to any documents for which the Company requested confidential treatment, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or the Securities Act Rules and Regulations or (y) will not be filed within the requisite time period.  There are no contracts or other documents required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c)            The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Statutory Prospectus or the Prospectus.

(d)            All statistical or market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and, to the extent necessary, the Company has obtained the written consent to the use of such data from such sources.

(e)            The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Statutory Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Statutory Prospectus or the Prospectus.

(f)             The Incorporated Documents incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations or the Exchange Act and the Exchange Act Rules and Regulations, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            During the last three years, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(h)            The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of federal, state, local and all foreign regulations on the Placement and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus which are not so disclosed.

(i)             The shares of Common Stock are registered pursuant to Section 12(g) under the Exchange Act.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

Section 3. Representations and Warranties.  The Company represents and warrants to, and agrees with, the Placement Agents as of the Time of Sale (as defined below), and as of any Closing Date (as defined below), as follows:

(a)           Organization and Qualification.  All of the direct and indirect “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) (individually, a “Subsidiary”) of the Company are set forth in Exhibit 21.1 of the Registration Statement.  Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by applicable securities laws).  All the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  Each of the Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Company’s knowledge, no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)            Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into each of the Transaction Documents, to consummate the transactions contemplated hereby and thereby, and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below).  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws.

(c)            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d)            Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind)) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable federal and state securities laws, and rules and regulations promulgated by FINRA (collectively, the “Required Approvals”), all of which will be made in a timely manner to the extent such filings are required or desirable to be made by the Company, with the exception of filings with FINRA, which the parties have agreed will be made by Sunrise.

(e)            Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents.  The issuance by the Company of the Securities has been registered under the Securities Act and all of such shares are freely transferable and tradable by the Purchasers without restriction (other than any restrictions arising solely from an act or omission of a Purchaser).  The Purchasers will have good and marketable title to the Shares upon receipt of such Shares, and such Shares will be freely tradable on the “Trading Market” (which, for purposes of this Agreement shall mean the OTC Bulletin Board or the OTCQB), upon approval by FINRA of the Form 211 filed on behalf of the Company.

(f)             Capitalization.  The capitalization of the Company is as set forth in the “Actual” column in the table contained in the heading “Capitalization” in the Registration Statement, the Statutory Prospectus and the Prospectus.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus or pursuant to equity compensation plans or agreements filed as exhibits to the Registration Statement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)            SEC Reports; Financial Statements.  From and after the date on which the Company initially filed its “Form 10 information” (as defined in Rule 144 of the Securities Act), the Company has complied in all material respects with requirements to file reports, schedules, forms, statements and other documents under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  From and after the date on which the Company initially filed its “Form 10 information”, the Company has filed on a timely basis, or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension, all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)            Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, except as specifically disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus (including in any interim financial information included in the Registration Statement, the Statutory Prospectus and the Prospectus), (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed prior to the date that this representation is made.

(i)             Litigation.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would reasonably be expected to result in a Material Adverse Effect.  Except as disclosed to the Placement Agents in writing, neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s knowledge, any director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)             Employment and Labor Relations.  No officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect.

Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(k)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of, or has received any notice of violation relating to, any statute, rule or regulation of any governmental authority, in each case which would reasonably be expected to result in a Material Adverse Effect.  None of such agreements or instruments has been assigned by the Company.  To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations except for any such violation that would not have or reasonably be expected to result in a Material Adverse Effect.

(l)             Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit, except where such potential revocation or modification would not reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory.  All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company and its Subsidiaries, taken as a whole, are or have been adequately described in the Registration Statement, the Statutory Prospectus and the Prospectus in all material respects.  The clinical and preclinical studies conducted by or on behalf of the Company that are described in the Registration Statement, the Statutory Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Statutory Prospectus and the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval.  The descriptions in the Registration Statement, the Statutory Prospectus and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of, or reason to believe that, any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Statutory Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Statutory Prospectus and the Prospectus.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Statutory Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Statutory Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge of, or reason to believe that, (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited;

(n)            Compliance with Laws.  The Company and each of its Subsidiaries: (A) are and at all times have been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action

(o)            Environmental Matters.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries are in violation of any material federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(p)            Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus and except for Liens created under license or collaboration agreements relating to the Company’s products or its Intellectual Property Rights (as defined below) and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance with the provisions thereof, except where such non-compliance would not have a Material Adverse Effect.

(q)            Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the Registration Statement, the Statutory Prospectus and the Prospectus (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company which would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, none of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            Insurance.  The Company and the Subsidiaries are currently insured (or in the process of becoming insured) by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in an amount prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)            Transactions With Officers.  Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including but not limited to stock option agreements under any stock option or other equity incentive plan of the Company.

(t)            Internal Accounting Controls; Sarbanes-Oxley; Disclosure Controls.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) to the extent required to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Audit Committee of the Board of Directors of the Company has been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u)           FINRA Matters.  Except as otherwise provided in this Agreement or as set forth in Registration Statement, the Statutory Prospectus and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, and there are no other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Placement Agents’ compensation, as determined by FINRA.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(u) that may be due in connection with the transactions contemplated by the Transaction Documents.  Other than the Placement Agents, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Securities contemplated hereby.  None of the net proceeds of the Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.  Neither the Company nor any of its affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.  All information provided by the Company in its FINRA Questionnaire to counsel to the Representative specifically for use by counsel to the Representative in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company. The Company will advise Sunrise and its counsel if it becomes aware that any officer, director or shareholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the Placement.

(v)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)           Registration Rights.  Except for the selling shareholders identified in the Registration Statement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)            Tax Status. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all taxes (as defined below) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or its Subsidiaries.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Placement Agents, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term "taxes" mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, national insurance, value added, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, inflation linkages, additions to tax or additional amounts with respect thereto.  The term "returns" means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(y)            Foreign Corrupt Practices; OFAC.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, representative, agent or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Placement contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(z)            Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened

(aa)          Accountants. The Company’s independent registered public accountants are Gregory & Associates, LLC (“Gregory”).  To the knowledge of the Company, Gregory is a registered public accounting firm as required by the Securities Act.

(bb)         Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to the Placement Agents or counsel to the Representative shall be deemed a representation and warranty by the Company to the Placement Agents and the Purchasers as to the matters covered thereby.

(cc)          D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the "Questionnaires") completed by each of the Company’s directors and officers immediately prior to the Placement as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Statutory Prospectus and the Prospectus, as well as in the Lock-Up Agreements (as described in Section 6 below), provided to the Placement Agents, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect

(dd)         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than, in the case of clauses (ii) and (iii), services under this Agreement.

(ee)          Margin Securities.  The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Placement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board

(ff)           Business Relationships. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect or has been set forth in the SEC Reports.

(gg)         Other Filings with the Commission. With respect to any Closing after the initial Closing, the Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement, within the timeframe required for the filing of such form by the Commission.

Section 4. Covenants of the Company. The Company covenants and agrees as follows:

(a)            Amendments to Registration Statement.  The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the date of this Agreement and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

(b)            Compliance.  If applicable, the Company shall comply with the requirements of Rule 430A.  The Company will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated or deemed to be incorporated by reference therein, or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Statutory Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Placement of the Securities. The Company shall effect all filings required under Rule 424(b) of the Rules and Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)            Continued Compliance.  The Company shall comply with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Statutory Prospectus and the Prospectus. If at any time when a prospectus relating to the Securities (or, but for the exception afforded by Rule 172 of the Securities Act Regulations ("Rule 172"), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Representative, for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Statutory Prospectus or the Prospectus in order that the Statutory Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Statutory Prospectus or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Rules and Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Statutory Prospectus or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel to the Representative shall reasonably object in writing.  The Company will furnish to the Representative such number of copies of such amendment or supplement as the Representative may reasonably request on behalf of the Placement Agents.

(d)            Exchange Act Registration.  For a period of two years after the date of this Agreement, the Company shall use its commercially reasonable best efforts to maintain the registration of the shares of Common Stock under the Exchange Act.  The Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative.

(e)            Delivery to the Representative of Registration Statements.  The Company has delivered or made available or shall deliver or make available to the Representative and counsel to the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Placement Agents.  The copies of the Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)             Delivery to the Representative of Prospectuses.  The Company has delivered or made available or will deliver or make available to the Representative, without charge, as many copies of each Preliminary Prospectus as the Representative reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to the Representative, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Representative may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)            Application of Net Proceeds.  The Company shall apply the net proceeds from the Placement received by it in a manner consistent with the application thereof described under the caption "Use of Proceeds" in the Registration Statement, the Statutory Prospectus and the Prospectus.

(h)            Internal Controls.  The Company and its Subsidiaries shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i)             FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that Company or any of its affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(j)             Blue Sky.  The Company will qualify or register the Securities for sale under the blue sky laws of such jurisdictions as the Representative shall designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(k)            No Fiduciary Duties. The Company acknowledges and agrees that the Placement Agents’ responsibility to the Company is solely contractual in nature and that none of the Placement Agents or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

(l)             Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Rules and Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

(m)           Release of D&O Lock-up Period.  If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements referenced in Section 6 hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Addendum 3 hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(n)            Reporting Requirements.  The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Rules and Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act Regulations and Regulations.

Section 5. Closing and Settlement.  Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”) at the offices of Sunrise, or at such other place as shall be agreed upon by Sunrise and the Company (including remotely by facsimile or other electronic transmission), the first such Closing to take place at [9:00 a.m.], New York City time, on [____], 2014 (unless another time shall be agreed to by Sunrise and the Company); provided however that the last Closing shall occur no later than [___________], 2014.  On each Closing, (i) the Company will deliver, or cause to be delivered, to the Representative by authorizing the release of the Securities to the Purchasers via physical certificates prior to the release of payment for such Shares; and (ii) each Purchaser will deliver, or cause to be delivered, to the Company, the aggregate purchase price for the Shares no later than one business day after receipt of the Purchaser’s Shares. In lieu of delivering physical certificates representing the Shares and provided that the Company's transfer agent then is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Representative (and subject to prior DTC approval of the Company’s Shares), the Company shall cause its transfer agent to electronically transmit the Shares through DTC’s Deposit Withdrawal Agent Commission system.

Section 6. Restriction on Issuances. The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding (or to be outstanding in connection with the Placement) in the Preliminary Prospectus and the Prospectus, (3) the issuance of Common Stock, stock options, stock appreciation rights, restricted stock units, or other forms of equity compensation as bona fide compensation to the Company’s officers, directors, employees, consultants or agents under the Company’s equity incentive plans or employee stock purchase plan, in each case which have been approved by the Company’s stockholders, or (4) the filing of a registration statement or amendment to a registration statement on Form S-8. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing. The Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company shall each sign a Lock-Up Agreement in the form of Addendum A.

Section 7. Payment of Expenses.  In addition to payment to Sunrise of the compensation set forth in Section 1 hereof, and regardless of whether the Placement is consummated or this Agreement is terminated, the Company shall (i) pay all fees and disbursements of its own legal counsel, (ii) pay all customary reasonable fees and expenses incurred in connection with preparation and drafting of the Placement materials and filing of the Registration Statement with the Commission and/or FINRA, reasonable expenses in connection with road show, including, without limitation, travel, lodging, telecommunications and printing expenses, which amount shall be inclusive of the 1% cap in expenses described in Section 7(iv) below (iii) reimburse Sunrise for legal expenses reasonably incurred by Sunrise, up to an aggregate of $75,000 in connection with the provision of its services as described (it being understood and agreed that the additional legal fees and expenses described in subsection (iv) of this Section 7 herein, shall not be included in the $75,000 cap), and (iv) pay other expenses herein, including any additional legal fees in excess of the amounts set forth in subsection (iii) of this Section 7 herein incurred by counsel for Sunrise in connection with the review by FINRA or otherwise, up to an amount that shall not be greater than 1% of the aggregate gross proceeds raised in the Placement, provided that Sunrise shall provide to the Company invoices for same in reasonable detail and all expenses in excess of $10,000, individually or in the aggregate, incurred or to be incurred by Sunrise shall be subject to the prior written approval of the Company, and provided further that the amount the Company reimburses Sunrise for legal expenses incurred pursuant to subsection (iii) above shall not be included in the 1% cap.  Notwithstanding the foregoing, in the event the Placement is not consummated, the Company shall be responsible for any legal fees of Sunrise up to $50,000.

Section 8. Indemnification. The Company agrees to the indemnification and other agreements set forth in the indemnification provisions attached hereto as Addendum B (“Indemnification Provisions”), the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Section 9. Placement Agents Information. The Company agrees that any information or advice rendered by the Placement Agents in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agents’ prior written consent.

Section 10. No Fiduciary Relationship. The Company acknowledges and agrees that: (a) The Placement Agents have been retained solely to act as placement agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and Sunrise has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Sunrise has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Representative and the Purchasers following discussions and arms-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that Sunrise has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Placement Agent, and not on behalf of the Company.

Section 11. No Limitations. Nothing in this Agreement shall be construed to limit the ability of Sunrise or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

Section 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, solely in respect of Section 8 to this Agreement, the Indemnified Persons (as defined in Addendum B) pursuant to Section 8. In addition, the investors who purchase Securities pursuant to the subscription agreements shall be entitled to rely on the representations, warranties, covenants and agreements of the Company contained in this Agreement and shall be third party beneficiaries thereof. Except as indicated above, nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

Section 13. Conditions to Closing. The obligations of the Placement Agents and the Purchasers, and the closing of the sale of the Securities contemplated hereby are subject to the following conditions:

(a)            Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Securities Act and, at each Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. If applicable, the Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Rules and Regulations.

(b)            Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of each Closing Date, as though made on and as of such Closing Date, except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such date.

(c)            Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to any closing of the Placement.

(d)            No FINRA Objection.  FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(e)            Blue Sky.  The Securities shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative.

(f)            Contents of Statutory Prospectus and Prospectus.  The Placement Agents shall not have discovered and disclosed to the Company on or prior to any Closing Date that the Statutory Prospectus and the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Representative, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           Authorizations.  All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Representative, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(h)            Opinions of Counsel to the Company. The Representative shall have received from counsel to the Company such counsel’s written opinion, addressed to the Representative and the Purchasers and dated as of each Closing Date, in form and substance reasonably satisfactory to counsel to the Representative, and a written statement providing certain “10b-5” negative assurances, dated as of each Closing Date and addressed to the Representative and the Purchasers, in form and substance satisfactory to counsel to the Representative.

(i)             Comfort Letter.

(1)           Cold Comfort Letter.  At the time this Agreement is executed you shall have received from Gregory, a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated or deemed incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to counsel to Representative.

(2)           Bring-down Comfort Letter.  At each Closing, the Representative shall have received from Gregory, a letter, dated as of each Closing Date, to the effect of that Gregory reaffirms the statements made in the letter furnished pursuant to Section 23(i)(1), except that the specified date referred to shall be a date not more than three (3) business days prior to the applicable Closing Date.

(j)             Absence of Material Change.  Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus, and (ii) since such date there shall not have been any material change in the capital stock or material increase in the long-term debt of the Company or any of its Subsidiaries or any material change, or any development involving a prospective material change, in or affecting the business, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as included in, or contemplated by, the Registration Statement, the Statutory Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(k)            Continued Registration; Listing on Trading Market.  The Common Stock is registered under the Exchange Act and, as of each Closing Date, unless the Representative shall agree to waive this requirement in writing, the Securities shall be quoted and authorized for trading on the Company’s Trading Market, and satisfactory evidence of such actions shall have been provided to the Representative.  The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or, when approved by FINRA, suspending from trading the Common Stock from the Company’s Trading Market, nor has the Company received any information suggesting that the Commission or the Company’s Trading Market is contemplating terminating such registration or listing.

(l)             Absence of Certain Events.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) if trading of the Company’s securities have been approved by FINRA, trading in securities generally on any Trading Market or in the over-the-counter market, or trading in any securities of the Company on any Trading Market or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Registration Statement, the Statutory Prospectus and the Prospectus.

(m)           Prevention of Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of each Closing Date, prevent the issuance or sale of the Securities or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the applicable Closing Date which would prevent the issuance or sale of the Securities or result in Material Adverse Effect.

(n)           Subscription Agreements. The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect on the Closing Date.

(o)           Officers’ Certificate.  The Company shall have furnished to the Representative a certificate, dated each Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Statutory Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Time of Sale and as of any Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Statutory Prospectus, as of the Time of Sale and as of each Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of each Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Statutory Prospectus or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of any Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to any Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Statutory Prospectus, any Material Adverse Change, except as set forth in the Prospectus.

(p)           Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Representative a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (ii) certifying the current versions of the articles of incorporation, as amended and by-laws, as amended, of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(q)           Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.

Section 14. Notices. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for such notices and communications shall be as set forth on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

Section 15. Termination of this Agreement.

(a)           The Representative shall have the right to terminate this Agreement (and the obligations of the Purchasers under subscription agreements entered into with the Company) by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if, assuming the Company’s Securities have been approved by FINRA for trading as of the Closing Date, (i) prior to delivery and payment for the Securities (A) trading in securities generally shall have been suspended on or by any Trading Market, (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Statutory Prospectus and the Prospectus, (ii) since the time of execution of this Agreement, there has been any Material Adverse Change or the Company or any Subsidiary shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in each case which is not described in the Statutory Prospectus and the Prospectus, and is of such character that in the judgment of the Representative would, individually or in the aggregate, result in a Material Adverse Change and which would, in the judgment of the Representative, make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Registration Statement, the Statutory Prospectus and the Prospectus, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement or any subscription agreement entered into with Purchasers, other than by reason of a default by the Representative, or (iv) any condition of the Placement Agents’ obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party, except that the Company will reimburse the Placement Agents for all of their out-of-pocket expenses actually incurred by them in connection with the Placement and that the provisions of Section 6, and Section 15 hereof shall at all times be effective notwithstanding such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section 15, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

Section 16. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would defer to the substantive laws of another jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to endorse any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 17. Entire Agreement; Miscellaneous. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of the Representative and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

Section 18. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Representative the enclosed copy of this Agreement.

DANDRIT BIOTECH USA, INC.

By:
Name:
Title:

Address for Notice:
DanDrit Biotech USA, Inc.
c/o DanDrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark
Attention: Chief Executive Officer
Facsimile: [____________]

With a copy to:
Richardson & Patel LLP
The Chrysler Building
405 Lexington Avenue New York, NY 10174
Attention: David Feldman Facsimile: (917) 591-6898

Accepted and agreed to as of the date first written above on behalf of itself and as Representative of the several Placement Agents named on Schedule 1 hereto:

SUNRISE SECURITIES CORP.

By:
Name:
Title:

Address for Notice:
Sunrise Securities Corp.
600 Lexington Avenue, 23rd Floor
New York, NY 10022
Facsimile:
With a copy to:
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue New York, NY 10174
Attention: Henry I. Rothman Facsimile: (212) 704-6288

Schedule 1

Sunrise Securities Corp.

The Benchmark Company, LLC

ADDENDUM A

Form of Lock-Up Agreement

Sunrise Securities Corp., as representative of the several placement agents
600 Lexington Avenue, 23rd Floor
New York, NY 10022

Re: DanDrit Biotech USA, Inc. Public Offering of Common Stock

Dear Sirs:

In order to induce Sunrise Securities Corp., as representative of the several placement agents (“Sunrise”), to enter in to a certain Placement Agency Agreement with DanDrit Biotech USA, Inc. (the “Company”), with respect to the public offering of up to $12,000,000 in shares (the “Offering”) of the Company's common stock, par value $0.0001 per share (“Common Stock”), the undersigned hereby agrees that for a period of 180 days following the filing date of the last amendment to the registration statement (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) regarding such Offering that is declared effective (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Sunrise, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the foregoing restrictions shall not in any event apply to transfers of shares of Common Stock or Beneficially Owned Shares (i) as a bona fide gift or gifts or pledge, provided that the undersigned provides prior written notice of such gift or gifts or pledge to Sunrise and the donee or donees or pledgee or pledgees (as the case may be) thereof agree to be bound by the restrictions set forth herein, (ii) either during the undersigned's lifetime or on death by will or intestacy to the undersigned's immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned's immediate family, provided that the transferee thereof agrees to be bound by the restrictions set forth herein, (iii) to the undersigned and/or any member of the immediate family of the undersigned from or by a grantor retained (or like-kind) annuity trust which exists as of the date hereof and was established for the direct or indirect benefit of the undersigned and/or any member of the immediate family of the undersigned pursuant to the terms of such trust, (iv) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) any distribution or dividend to equity holders of the undersigned as part of a distribution or dividend by the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned 's equity holders), or if the undersigned is a trust, to a grantor or beneficiary of the trust, (v) in the event of a default under a pledge which exists as of the date hereof as security for a margin or loan account pursuant to the terms of such account, (vi) pursuant to any 10b5-l trading plans in effect as of the date of the Offering and (vii) with the prior written consent of Sunrise. Any permitted transferee noted in (i), (ii), (iii) and (iv) above shall execute a duplicate form of this Lock-Up Agreement or execute an agreement, reasonably satisfactory to Sunrise, pursuant to which each transferee shall agree to receive and hold such Common Stock or Beneficially Owned Shares subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

Furthermore, the undersigned shall be permitted to exercise of options to purchase shares of Common Stock or receive shares of Common Stock upon the vesting of equity awards and the related transfer of shares of Common Stock to the Company (i) deemed to occur upon the cashless exercise of such options or (ii) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of such shares of Common Stock under such equity awards.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

[Signatory]

By:
Name:
Title:

A-2

ADDENDUM B

Sunrise Securities Corp.
600 Lexington Avenue, 23rd Floor
New York, NY 10022

Ladies and Gentlemen:

1.           In connection with our engagement of Sunrise Securities Corp., as representative (the “Representative”) of the several placement agents (the “Placement Agents”), DanDrit Biotech USA, Inc. (the "Company") agrees to indemnify and hold harmless Sunrise and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all pending or threatened actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agents’ acting for the Company, including, without limitation, any act or omission by the Placement Agents in connection with their acceptance of or the performance or non-performance of their obligations under the Placement Agency Agreement, any material breach by the Company of any representation, warranty, covenant or agreement contained in the Placement Agency Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Placement Agents of their rights under the Placement Agency Agreement or these indemnification provisions, except to the extent that any such Losses are the result of a settlement by an Indemnified Party effected without the Company's prior written consent (not to be unreasonably withheld) or are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the gross negligence or willful misconduct of any Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Sunrise by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

2.           These indemnification provisions shall extend to the following persons (collectively, the "Indemnified Parties"): the Placement Agents, their present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

3.           If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from their respective obligations hereunder. The Company shall provide for the engagement of one law firm reasonably acceptable to the Indemnified Parties to provide legal representation to the Indemnified Parties, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company; provided, however, that any Indemnified Person may retain his or her own legal counsel if a conflict would exist with such first firm of legal counsel. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company, as applicable. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The Company shall not, without the prior written consent of Sunrise, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (a) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (b) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

4.           In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (a) in accordance with the relative benefits received by the Company and its respective stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (b) if (and only if) the allocation provided in clause (a) of this sentence is not permitted by applicable law or by any such court, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its respective stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Placement Agency Agreement relates relative to the amount of fees actually received by Sunrise in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Sunrise pursuant to the Placement Agency Agreement.

5.           Neither termination nor completion of the engagement of Sunrise referred to above shall effect these indemnification provisions which shall remain operative and in full force and effect and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Placement Agency Agreement or otherwise. The indemnification provisions shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

B-2

These Indemnification Provisions may be executed in any number of counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals for all purposes hereunder.

The provisions of this agreement shall remain in full force and effect following the completion or termination of the Placement Agent’s engagement.

DANDRIT BIOTECH USA, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first written above, on behalf of itself and as Representative of the several Placement Agents:	SUNRISE SECURITIES CORP.

By:
Name:
Title:

B-3

ADDENDUM C

DANDRIT BIOTECH USA, INC.

[Date]

DanDrit Biotech USA, Inc. (the “Company”) announced today that Sunrise Securities Corp., acting as representative of the several placement agents in the Company’s recent public offering of  _______ shares of common stock of the Company, is [waiving] [releasing] a lock-up restriction with respect to _________  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.